Exhibit 99.2

Investor Presentation March, 2008 www.LifeVantage.com Trading Symbol on OTCBB: LFVN

Statements in this presentation which are not statements of historical fact are "forward-looking statements" within the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information available to, and the expectations and assumptions deemed reasonable by Lifeline Therapeutics, Inc. and Lifevantage Corporation (the "Company") at the time this presentation was made. Although the Company believes that the assumptions underlying such statements are reasonable, it can give no assurance that they will be attained. Factors that could cause actual results to differ materially from expectations include the risks detailed under the caption "Risk Factors" in the Company's most recent Annual Report on Form 10-KSB, and risks identified in the Company's quarterly reports on Form 10-QSB and in other materials filed by the Company from time to time with the Securities and Exchange Commission.

$100K Cash Flow Positive in First Six Months of FY 2008 Q1/Q2 08: First Quarters of Increasing Cash Flow From Operations since 2005 Expenses Drastically Reduced * In Thousands ** Fiscal Year Ends June 30

New CEO and Management Team In Place Strong Product in High Growth Segment Aggressive Pursuit of New Sales Channels Substantial International Licensing Agreement Announced in February.

LifeVantage

Management Team:



- David Brown, CEO
  - Seasoned Industry Veteran—Hired January '08
  - CEO & President, Metabolife International
    - Transitioned leading dietary supplement company from direct sales to retail channels
  - President, Natural Balance, Inc.
    - Directed expansion from health food channels to mass-market retail
    - Revenue growth of over 300% in 5 year period
    - Expanded sales internationally to 40+ countries

Protandim®

Peter Baloff, Marketing Authority on health/nutrition marketing Produced over 200 commercials: Princess Cruises, Hallmark, Universal Pictures, Capital Records Natural Products: Jenny Craig, Bally Total Fitness, Natural Balance, Interior Design (Nu-Skin) Jan Strode, Corporate Communications Firestone Tire & Rubber: Handled all government affairs during critical tire recall Sanyo Corporation: Managed global PR strategy Hollis-Eden Pharmaceuticals (HEPH): National and International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs International PR & regulatory affairs

....because a young body defends itself more efficiently by creating ample amounts of antioxidants to neutralize most of the free-radicals produced in the body. AGING progresses slowly when we're young...

As we grow older the AGING process progresses rapidly

In a sense, aging is your body's way of rusting from the inside out.

This free- radical damage that causes aging is called Oxidative Stress

Clinically proven, patented dietary supplement Increases the body's natural antioxidant protection at the cellular level

AGE Oxidative damage caused by free radicals can be measured by the amount of toxins they produce. Those toxins are called TBARS and increase with age. TBARS (micromolar)

In a peer reviewed, published, human medical study, the amount of oxidative damage (TBARS) was measured in control subjects of all ages, many of whom were taking antioxidant supplements. antioxidant supplements As shown, traditional antioxidant supplements in normal healthy humans do not affect the age-related increase in oxidative damage.

Subjects who take Protandim for 30 days show significant decrease in TBARS Among control subjects of all ages, the acceleration of aging as measured by the amount of oxidative damage (TBARS) has been reduced to the level of a 20 year old.

Anti-aging supplements (about $5 billion)* Anti-aging services and related products (about $50 billion)** Other cosmetic products such as make-up (about $50 billion)*** Exercise equipment (about $5 billion)**** *2005, Nutrition Business Journal **, 2007,Business Communications Co. ***2006,Euromonitor International **** 2007,Sporting Goods Manufacturers Association

Over 20 Independent Human Clinical and Lab Studies Underway at Leading Institutions Including: University of Colorado Denver Health Medical Center Children's Hospital, Denver University of Florida University of Kentucky University of Michigan Louisiana State University Existing & Future Research Ensures Barrier to Entry Patent No.: US 7,241,461, "Compositions for Alleviating Inflammation and Oxidative Stress in a Mammal Altitude sickness Skin cancer Photoaging of the skin Renal failure Osteoarthritis HIV/AIDS-associated lipodystrophy Pulmonary hypertension Periodontal disease Heart disease Coronary artery bypass graft failure Asthma Duchenne muscular dystrophy Metabolic syndrome Non-alcoholic fatty liver disease Optic neuropathy

Japan: Nutranomics Nutranomics: Leading US-based distributor into Japan; veteran of successful product launches in Asian market Manufacture & MLM with in-country strategic partner Manufacture product to precise Protandim(r) standards Push product under their brand name in Japan through distributors Also sell direct through Japanese retail channels

June 2005: 6-Minute Piece on Protandim(r) Aired on Primetime Live Resulted in large sales volume, despite no direct call to action to customer call to action to customer call to action to customer call to action to customer call to action to customer

Directed by award-winning Peter Baloff Expectation: Direct Response with strong call to action will drive large sales volume at low customer acquisition costs. acquisition costs. acquisition costs. acquisition costs. acquisition costs.

Retail Channel: Optimize & Expand Existing Channels: Strong avenues in place (GNC, Vitamin Cottage, Others) Increase in-store promotion and education New Channels: New CEO has strong contacts at major retailers Goal: Market penetration into major health food retailers SuperSupplements

Web Initiatives: Increased web traffic through affiliates & SEO Change look & appeal of website for increased conversion

Sirtris Pharmaceuticals (NASDAQ: SIRT) $330 Million Market Cap R&D Stage Company Resveratrol-based antioxidant solution LifeVantage (OTCBB: LFVN) Aggressive & Experienced New Management Patents & Clinical Data Historical Revenue & High Growth Strategy $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap $7 Million Market Cap

www.LifeVantage.com LFVN.OB Marc Blakely, Investor Relations 303.520.6379 Marc@BolderVenture.com

LifeVantage

Corporate Fact Sheet

www.LifeVantage.com
www.Protandim.com
OTCBB: LFVN

Corporate Offices:
LifeVantage Corporation
6400 S. Fiddler's Green Circle
Suite 1970
Greenwood Village, CO 80121
☎ 720-488-1711
Fax: 720-488-1722

Investor Contact:
Marc Blakely
Bolder Venture Partners
☎ 303-520-6379
✉ marc@bolderventure.com

Financial Data*

Stock Price**	$0.30
52 Week High:	$0.43
52 Week Low:	$0.16
Shares Outstanding***	22.4
3 Month Average Daily Shares Traded***	57,950
Market Cap*	$6.71M
Cash, Cash Equivalents and Marketable Securities***	$1.62
Long-Term Debt***	$0.221
Book Value/Share***	$0.161

*All numbers in millions except Stock Price, Book Value, and Average Daily Shares Traded.
**As of March 3, 2008
*** As of December 31, 2007

Company Overview

About LifeVantage: LifeVantage develops innovative, patented dietary supplements that fight the ***progressive trend of aging***. The Company's flagship product, **Protandim®**, combats oxidative stress through increasing the body's natural antioxidant protection.

Protandim®: the Only Supplement Clinically Proven to Slow Down the Cell Aging Process.[1]

Investment Highlights


Protandim
Protandim
Protects your cellular
Protandim

- Achieved positive cash flow from operations for the first time since 2005
- New Licensing Agreement, February 2008: Marketing and licensing agreement signed with NutraNomics for the representation and distribution of Protandim into multi-billion dollar Asian market.
- New CEO/President: Accomplished Industry Veteran David Brown hired in January 2008.
- New Patent: Granted for Protandim formula by the U.S. Patent and Trademark Office in July 2007

New CEO

- Industry Veteran David Brown
- Joined LifeVantage on January, 2008
- Former President/CEO, Metabolife
  - Led aggressive transition into key retail channels
- Former President, Natural Balance, Inc.
  - Achieved 300% growth in sales during tenure

	FY 07	FY 08 Q2
Sales	$ 5.05	$ 0.80
Cost of Goods	$ 1.02	$ 0.19
Total Expenses	$ 7.72	$ 1.01
Net Income	$ (3.69)	$ (0.40)
EPS	($0.17)	$ (0.02)

* In Millions Except for Per Share Data
** Fiscal Year 2007 ended June 30th, 2007
** Q2 Fiscal Year 2008 ended December 31st, 2007

Board of Directors

- James D. Crapo, Ph.D., Chairman: 30 years experience in health and medical field
- David Brown, President and CEO: Former President and CEO, Metabolife and Natural Balance, Inc.
- Joe M. McCord, Ph.D.: Co-discovered Superoxide Dismutase (SOD) in 1969
- Mr. Jack R. Thompson: Director, Sparx Asia Funds and Russell Funds

1 These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.

Protandim combats the aging process by fighting the onset of free radicals and the toxins they produce at the cellular level. In a clinical study (shown to the right), subjects who took Protandim for 30 days showed oxidative stress levels decreased to that of a 20 year old. Direct Marketing: Aggressive direct response marketing through television infomercials by award-winning creative director Peter Baloff. Increased Retail Distribution: Concentrated growth within existing channels (GNC, Vitamin Shoppe, others); expansion into new organic market channels. Integrated Online Presence: Search engine optimization & affiliate growth Over 20 independent human clinical and lab studies are underway at leading institutions, including the University of Colorado’s Health Sciences Center and Ohio State University. One promising study, for example, is investigating the benefits of various antioxidant treatments, including Protandim, on preventing oxidative stress that is thought to stimulate intimal hyperplasia —the thickening of blood vessels as a complication of reconstructive heart procedure. Studies are underway at: University of Colorado Vanderbilt University University of Florida University of Michigan University of Kentucky Louisiana State University Denver Health Medical Center Topics under investigation include: Skin cancer Duchenne muscular dystrophy Renal failure Metabolic syndrome Heart disease Non-alcoholic fatty liver disease Coronary artery bypass graft failure Optic neuropathy Asthma Pulmonary hypertension PRODUCT OVERVIEW GROWTH PLANS R&D: OUR COMPETITIVE ADVANTAGE Media Coverage: Protandim was featured on Primetime Live. Endorsed on the Today Show by renowned dietician Elizabeth Somer. Featured in Dr. Sanjay Gupta’s book, “Chasing Life”. Market Size: Over $100 Billion Spent Annually on Anti-Aging Anti-aging supplements (about $5 Billion) Anti-aging services and related products (about $50 Billion) Other cosmetic products such as make-up (about $50 Billion) Exercise equipment (about $5 Billion) Distribution Outlets: Protandim is available at www.Protandim.com and at leading retail outlets including GNC, Super Supplements, Vitamin Cottage, and Vitamin Shoppe. Forward Looking Statement: Statements in this document which are not statements of historical fact are “forward-looking statements” within the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information available to, and the expectations and assumptions deemed reasonable by Lifeline Therapeutics, Inc. and Lifevantage Corporation (the “Company”) at the time this document was made. Although the Company believes that the assumptions underlying such statements are reasonable, it can give no assurance that they will be attained. Factors that could cause actual results to differ materially from expectations include the risks detailed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-KSB, and risks identified in the Company’s quarterly reports on Form 10-QSB and in other materials filed by the Company from time to time with the Securities and Exchange Commission. CLINICAL STUDY RESULTS Inhibition of lipid peroxidation (TBARS) by Protandim® Men Before Protandim After Protandim for 30 days After Protandim for 120 days Women Before Protandim 4 3.5 3 2.5 2 1.5 1 .5 0 0 20 40 60 80 100 R2=0.0003 R2=0.602 Age TBARS (micromolar) Protandim is a registered trademark of LifeVantage Corporation ©2008. LifeVantage Health is a trademark of LifeVantage Corporation ©2008. LifeVantage 3-Month Daily Closing Stock Price (LFVN.OB) $0.50 $0.40 $0.30 $0.20 $0.10 $0.00 3-Dec-07 3-Jan-08 3-Feb-08 3-Mar-08